Exhibit 99.1
Zoom Video Communications Reports Financial Results for the Third Quarter of Fiscal Year 2024
•Third quarter total revenue of $1,136.7 million, up 3.2% year over year as reported and 3.5% in constant currency
•Third quarter Enterprise revenue of $660.6 million, up 7.5% year over year
•Third quarter GAAP operating margin of 14.9% and non-GAAP operating margin of 39.3%
•Third quarter operating cash flow of $493.2 million, up 67.0% year over year
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 13.5% year over year
San Jose, California – November 20, 2023 – Zoom Video Communications, Inc. (NASDAQ: ZM), today announced financial results for the third fiscal quarter ended October 31, 2023.
“In Q3, revenue came in ahead of guidance as we bolstered Zoom’s all-in-one intelligent collaboration platform with advanced new capabilities like Zoom AI Companion and continued to evolve our customer and employee engagement solutions. We are also pleased with our Online business where we drove higher retention and saw usage of our new AI capabilities, enhancing the value of our platform,” said Eric S. Yuan, Zoom founder, and CEO. “Our strong performance across a number of metrics has enabled us to increase our full year outlook for revenue and non-GAAP profitability, as well as for free cash flow, which we now expect to be in the range of $1.34 billion to $1.35 billion, up approximately 13% year over year.”
Third Quarter Fiscal Year 2024 Financial Highlights:
•Revenue: Total revenue for the third quarter was $1,136.7 million, up 3.2% year over year. Adjusting for foreign currency impact, revenue in constant currency was $1,140.7 million, up 3.5% year over year. Enterprise revenue was $660.6 million, up 7.5% year over year, and Online revenue was $476.1 million, down 2.4% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the third quarter was $169.4 million, compared to GAAP income from operations of $66.5 million in the third quarter of fiscal year 2023. After adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, and litigation settlements, net, non-GAAP income from operations for the third quarter was $447.1 million, compared to non-GAAP income from operations of $380.9 million in the third quarter of fiscal year 2023. For the third quarter, GAAP operating margin was 14.9% and non-GAAP operating margin was 39.3%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the third quarter was $141.2 million, or $0.45 per share, compared to GAAP net income attributable to common stockholders of $48.4 million, or $0.16 per share in the third quarter of fiscal year 2023.
Non-GAAP net income for the third quarter was $401.2 million, after adjusting for stock-based compensation expense and related payroll taxes, losses (gains) on strategic investments, net, acquisition-related expenses, restructuring expenses, litigation settlements, net, undistributed earnings attributable to participating securities, and the tax effects on non-GAAP adjustments. Non-GAAP net income per share was $1.29. In the third quarter of fiscal year 2023, non-GAAP net income was $323.2 million, or $1.07 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of October 31, 2023 was $6.5 billion.
•Cash Flow: Net cash provided by operating activities was $493.2 million for the third quarter, compared to $295.3 million in the third quarter of fiscal year 2023, up 67.0% year over year. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $453.2 million, compared to $272.6 million in the third quarter of fiscal year 2023, up 66.2% year over year.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the third quarter of fiscal year 2024, Zoom had:
•Approximately 219,700 Enterprise customers, up 5.0% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 105%.

•3,731 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 13.5% from the same quarter last fiscal year.
•Online average monthly churn of 3.0% for the third quarter, down 10 bps from the same quarter last fiscal year.
•The percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 73.2%, up 250 bps year over year.
Financial Outlook: Zoom is providing the following guidance for its fourth quarter of fiscal year 2024 and its full fiscal year 2024.
•Fourth Quarter Fiscal Year 2024: Total revenue is expected to be between $1.125 billion and $1.130 billion and revenue in constant currency is expected to be between $1.129 billion and $1.134 billion. Non-GAAP income from operations is expected to be between $409.0 million and $414.0 million. Non-GAAP diluted EPS is expected to be between $1.13 and $1.15 with approximately 312 million weighted average shares outstanding.
•Full Fiscal Year 2024: Total revenue is expected to be between $4.506 billion and $4.511 billion and revenue in constant currency is expected to be between $4.542 billion and $4.547 billion. Full fiscal year non-GAAP income from operations is expected to be between $1.740 billion and $1.745 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $4.93 and $4.95 with approximately 308 million weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on November 20, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is an all-in-one intelligent collaboration platform that makes connecting easier, more immersive, and more dynamic for businesses and individuals. Zoom technology puts people at the center, enabling meaningful connections, facilitating modern collaboration, and driving human innovation through solutions like team chat, phone, meetings, omnichannel cloud contact center, smart recordings, whiteboard, and more, in one offering. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Get more info at zoom.com.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the fourth quarter of fiscal year 2024 and full fiscal year 2024, Zoom’s market position, opportunities, and growth strategy, product initiatives, including Zoom AI Companion, and go-to-market motions and the expected benefits resulting from the same, and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, other macroeconomic conditions, including inflation and at the current scale of our business, on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable, market volatility, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2023. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Restructuring expenses are expenses associated with a formal restructuring plan and may include employee notice period costs and severance payments, and other related expenses. Zoom excludes these restructuring expenses because they are distinct from ongoing operational costs and Zoom does not believe they are reflective of current and expected future business performance and operating results. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, gains/losses on strategic investments, net, litigation settlements, net, undistributed earnings attributable to participating securities, and the tax effects of all non-GAAP adjustments. Zoom excludes gains/loses on strategic investments, net because given the size and volatility in the ongoing adjustments to the valuation of our strategic investments. Zoom believes that excluding these gains or losses facilitates a more meaningful evaluation of our operational performance. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
Free Cash Flow and Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how Zoom's underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid user or host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts. Zoom defines Enterprise customers as distinct business units who have been engaged by either our direct sales team, resellers, or strategic partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determines the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Colleen Rodriguez
Head of Global Public Relations
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	October 31, 2023	January 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,492,910	$1,086,830
Marketable securities	5,001,507	4,325,836
Accounts receivable, net	514,045	557,404
Deferred contract acquisition costs, current	205,169	223,250
Prepaid expenses and other current assets	271,128	163,092
Total current assets	7,484,759	6,356,412
Deferred contract acquisition costs, noncurrent	140,518	179,991
Property and equipment, net	291,844	252,821
Operating lease right-of-use assets	65,065	80,906
Strategic investments	353,022	398,992
Goodwill	307,295	122,641
Deferred tax assets	531,677	558,428
Other assets, noncurrent	143,292	177,874
Total assets	$9,317,472	$8,128,065
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,431	$14,414
Accrued expenses and other current liabilities	441,472	457,716
Deferred revenue, current	1,297,102	1,266,514
Total current liabilities	1,753,005	1,738,644
Deferred revenue, noncurrent	18,796	41,932
Operating lease liabilities, noncurrent	55,409	73,687
Other liabilities, noncurrent	76,861	67,195
Total liabilities	1,904,071	1,921,458

Stockholders’ equity:
Preferred stock	—	—
Common stock	305	294
Additional paid-in capital	4,949,757	4,104,880
Accumulated other comprehensive loss	(27,109)	(50,385)
Retained earnings	2,490,448	2,151,818
Total stockholders’ equity	7,413,401	6,206,607
Total liabilities and stockholders’ equity	$9,317,472	$8,128,065

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $132.3 million and $91.6 million as of October 31, 2023 and January 31, 2023, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenue	$1,136,727	$1,101,899	$3,380,767	$3,275,157
Cost of revenue	270,988	270,665	801,494	806,097
Gross profit	865,739	831,234	2,579,273	2,469,060
Operating expenses:
Research and development	196,832	195,946	597,905	512,801
Sales and marketing	374,378	427,747	1,170,255	1,191,004
General and administrative	125,140	141,033	454,364	389,939
Total operating expenses	696,350	764,726	2,222,524	2,093,744
Income from operations	169,389	66,508	356,749	375,316
(Losses) gains on strategic investments, net	(25,471)	(6,898)	8,474	(78,014)
Other income (expense), net	41,908	(4,861)	114,206	(8,482)
Income before provision for income taxes	185,826	54,749	479,429	288,820
Provision for income taxes	44,614	6,396	140,799	81,059
Net income	141,212	48,353	338,630	207,761
Undistributed earnings attributable to participating securities	—	—	—	(17)
Net income attributable to common stockholders	$141,212	$48,353	$338,630	$207,744

Net income per share attributable to common stockholders:
Basic	$0.47	$0.16	$1.13	$0.70
Diluted	$0.45	$0.16	$1.10	$0.68
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	302,493,182	295,537,026	299,037,999	297,765,848
Diluted	310,389,905	301,986,341	306,852,190	305,273,812

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$141,212	$48,353	$338,630	$207,761
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	258,934	302,815	802,788	767,693
Amortization of deferred contract acquisition costs	65,164	67,124	203,908	186,626
Depreciation and amortization	26,977	21,766	77,179	57,921
Deferred income taxes	6,081	—	20,056	—
Losses (gains) on strategic investments, net	25,471	6,898	(8,474)	78,014
Provision for accounts receivable allowances	6,858	12,853	29,062	39,580
Unrealized foreign exchange losses	18,598	21,412	23,281	40,884
Non-cash operating lease cost	5,184	5,882	15,841	16,949
Amortization of discount/premium on marketable securities	(15,293)	(665)	(33,307)	4,156
Other	(1,836)	1,211	(5,251)	1,044
Changes in operating assets and liabilities:
Accounts receivable	58,362	(112,122)	71,993	(238,020)
Prepaid expenses and other assets	(40,567)	(27,102)	(124,455)	(163,721)
Deferred contract acquisition costs	(53,427)	(60,817)	(146,354)	(217,822)
Accounts payable	(7,257)	8,120	(2,258)	24,561
Accrued expenses and other liabilities	58,936	52,129	(15)	116,391
Deferred revenue	(54,414)	(46,225)	1,918	174,325
Operating lease liabilities, net	(5,830)	(6,318)	(16,931)	(17,668)
Net cash provided by operating activities	493,153	295,314	1,247,611	1,078,674
Cash flows from investing activities:
Purchases of marketable securities	(1,137,431)	(350,196)	(2,963,597)	(1,927,049)
Maturities of marketable securities	814,958	831,199	2,358,078	2,137,875
Purchases of property and equipment	(39,987)	(22,698)	(108,413)	(75,568)
Purchases of strategic investments	(1,800)	(3,500)	(52,800)	(65,050)
Proceeds from strategic investments	—	300	107,244	300
Cash paid for acquisition, net of cash acquired	—	—	(204,918)	(120,553)
Purchases of intangible assets	—	(7,357)	—	(10,568)
Net cash (used in) provided by investing activities	(364,260)	447,748	(864,406)	(60,613)
Cash flows from financing activities:
Proceeds from exercise of stock options	650	1,750	8,336	6,815
Proceeds from issuance of common stock for employee stock purchase plan	—	—	32,513	34,605
Proceeds from employee equity transactions (remitted) to be remitted to employees and tax authorities, net	(6,156)	3,216	(4,897)	671
Cash paid for repurchases of common stock	—	(564,832)	—	(990,778)
Net cash (used in) provided by financing activities	(5,506)	(559,866)	35,952	(948,687)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(17,492)	(20,528)	(21,273)	(36,639)
Net increase in cash, cash equivalents, and restricted cash	105,895	162,668	397,884	32,735
Cash, cash equivalents, and restricted cash – beginning of period	1,392,232	943,420	1,100,243	1,073,353
Cash, cash equivalents, and restricted cash – end of period	$1,498,127	$1,106,088	$1,498,127	$1,106,088

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
GAAP income from operations	$169,389	$66,508	$356,749	$375,316
Add:
Stock-based compensation expense and related payroll taxes	266,090	305,258	813,458	780,712
Litigation settlements, net	—	—	52,500	(4,226)
Acquisition-related expenses	11,660	9,119	35,439	22,450
Restructuring expenses	—	—	72,993	—
Non-GAAP income from operations	$447,139	$380,885	$1,331,139	$1,174,252
GAAP operating margin	14.9%	6.0%	10.6%	11.5%
Non-GAAP operating margin	39.3%	34.6%	39.4%	35.9%

GAAP net income attributable to common stockholders	$141,212	$48,353	$338,630	$207,744
Add:
Stock-based compensation expense and related payroll taxes	266,090	305,258	813,458	780,712
Litigation settlements, net	—	—	52,500	(4,226)
Losses (gains) on strategic investments, net	25,471	6,898	(8,474)	78,014
Acquisition-related expenses	11,660	9,119	35,439	22,450
Restructuring expenses	—	—	72,993	—
Undistributed earnings attributable to participating securities	—	—	—	17
Tax effects on non-GAAP adjustments	(43,197)	(46,442)	(140,494)	(122,254)
Non-GAAP net income	$401,236	$323,186	$1,164,052	$962,457

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.47	$0.16	$1.13	$0.70
Non-GAAP net income per share - basic	$1.33	$1.09	$3.89	$3.23
GAAP net income per share - diluted	$0.45	$0.16	$1.10	$0.68
Non-GAAP net income per share - diluted	$1.29	$1.07	$3.79	$3.15

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	302,493,182	295,537,026	299,037,999	297,765,848
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	310,389,905	301,986,341	306,852,190	305,273,812

Net cash provided by operating activities	$493,153	$295,314	$1,247,611	$1,078,674
Less: Purchases of property and equipment	(39,987)	(22,698)	(108,413)	(75,568)
Free cash flow (non-GAAP)	$453,166	$272,616	$1,139,198	$1,003,106
Net cash (used in) provided by investing activities	$(364,260)	$447,748	$(864,406)	$(60,613)
Net cash (used in) provided by financing activities	$(5,506)	$(559,866)	$35,952	$(948,687)
Operating cash flow margin (GAAP)	43.4%	26.8%	36.9%	32.9%
Free cash flow margin (non-GAAP)	39.9%	24.7%	33.7%	30.6%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023		2023
	Revenue	YoY Revenue Growth (%)	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,136,727	3.2%	$3,380,767	3.2%
Add: Constant currency impact	3,935	0.3%	32,591	1.0%
Revenue in constant currency (non-GAAP)	1,140,662	3.5%	3,413,358	4.2%